Exhibit 4(bb)

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (the “Agreement”) is made as of June 30, 2006, by and among Washington Real Estate Investment Trust (the “Borrower”), JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA, individually and as “Agent,” and one or more existing “Lenders” shown on the signature pages hereof.

R E C I T A L S

A. Borrower, Agent and Lenders have entered into an Amended & Restated Credit Agreement dated as of July 21,2004; as amended by First Amendment to Amended and Restated Credit Agreement dated as of September 23,2004, Second Amendment to Credit Agreement dated as of November 10, 2004, and Third Amendment to Credit Agreement dated as of March 27, 2006 (as further amended, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Credit Agreement.

B. Borrower, Agent and Lenders have agreed to change certain financial covenants as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1. The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

2. Section 6.21 (i) of the Credit Agreement is hereby amended by deleting the reference therein to “fifty-five percent (55%)” and replacing it with “sixty percent (60%)”.

3. Section 6.21 (iii) of the Credit Agreement is hereby amended by deleting the reference therein to “1.82” and replacing it with “1.67”.

4. The Borrower hereby represents and warrants that, as of the Effective Date, there is no Default or Unmatured Default, the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of such date and the Borrower has no offsets or claims against any of the Lenders.

5. Except as expressly modified as provided herein, the Credit Agreement shall continue in full force and effect.

6. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Sara Grootwassink
Print Name: Sara Grootwassink
Title: Chief Financial Officer
6110 Executive Blvd.
Suite 800
Rockville, MD 20858
Phone: 301-984-9400
Facsimile: 301-984-9610
Attention: Edmund B. Cronin, Jr.

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JPMORGAN CHASE BANK, N.A., successor by merger to BANK ONE, NA, as Agent

By:	/s/ Kimberly Turner
Print Name: Kimberly Turner
Title: Vice President
277 Park Avenue
Third Floor
New York, NY 10172
Phone: (212)622-8177
Facsimile: (646)534-0574
Attention: Kimberly Turner

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WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Erin Peart
Print Name: Erin Peart
Title: Senior Vice President
1750 H Street NW, Suite 400
Washington, D.C. 20006
Attn: Manager, Loan Administration
Phone: 202-303-3000
Fax: 202-429-2984

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